EXHIBIT 10.3

AMENDMENT TO PROMISSORY NOTE C

This Amendment (this “Amendment to Note C”) to that certain Promissory Note C, dated as of February 27, 2024 (the “Note”), by and among International Media Acquisition Corp, a Delaware corporation(the “Maker”), and JC Unify Capital (Holdings) Limited or its designated affiliates, registered assigns or successors in interest (the “Payee”), is made and entered into effective as of June 28, 2024 by the Maker and the Payee.

RECITALS

WHEREAS, the Maker and the Payee desire to amend the terms of the Note as set forth below;

WHEREAS, the Maker and the Payee have agreed to make certain amendments to the Note;

WHEREAS, any amendment to the Note may be made with, and only with, the written consent of the Maker and the Payee; and

WHEREAS, all capitalized terms not defined in this Amendment to Note C will have the meanings given to them in the Note.

NOW, THEREFORE, in consideration of these premises and the mutual covenants, terms and conditions set forth herein, all of the parties hereto mutually agree as follows:

AGREEMENT

1. Amendment to Note.

a. Section 2 of the Note is hereby amended and restated in its entirety and replaced with the following:

“2. Conversion Rights. The Payee has the right in its sole discretion, but not the obligation, to convert this Note, in whole or in part, into units consisting of one share of Common Stock of the Maker and one right to receive one-twentieth of one share of Common Stock (together, the “Conversion Securities”), at the option of the Payee. The number of Conversion Securities to be received by the Payee in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to such Payee by (y) $10.00.

(a)

Fractional Conversion Securities. No fractional Conversion Securities will be issued upon conversion of this Note. In lieu of any fractional Conversion Securities to which Payee would otherwise be entitled, Maker will pay to Payee in cash the amount of the unconverted principal balance of this Note that would otherwise be converted into such fractional Conversion Securities.

(b)

Effect of Conversion. If the Payee elects to convert this Note into Conversion Securities, this Note shall be deemed to be converted immediately prior to the closing of the Business Combination. At its expense, the Maker will, as soon as practicable after receiving this Note for cancellation after the closing of a Business Combination, issue and deliver to Payee, at Payee’s address set forth on the signature page hereto or such other address requested by Payee, a certificate or certificates for the number of Conversion Securities to which Payee is entitled upon such conversion (bearing such legends as are customary pursuant to applicable state and federal securities laws), including a check payable to Payee for any cash amounts payable as a result of any fractional Conversion Securities as described herein.”

b. Section 5 (a) of the Note is hereby amended and restated in its entirety and replaced with the following:

“(a) Failure to Make Required Payments. Failure by Maker to (i) issue Conversion Securities pursuant to Section 2 hereof, if so elected by the Payee or (ii) pay the principal of this Note when due (whether at maturity, because of a mandatory prepayment provision or acceleration or otherwise) or (iii) to pay any other amount due under this Note within five (5) business days following the due date thereof.”

2. No Other Amendments. Wherever necessary, all other terms of the Note are hereby amended to be consistent with the terms of this Amendment to Note C. Except as specifically set forth herein, the Note shall remain in full force and effect.

3. Counterparts; Facsimile. This Amendment to Note C may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument. Executed signatures transmitted via facsimile or PDF will be accepted and considered duly executed.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Amendment to Note C to be duly executed and delivered by their proper and duly authorized officers as of the effective date written above.

MAKER:

INTERNATIONAL MEDIA ACQUISITION CORP.

By:	/s/ Shibasish Sakrar
Name:	Shibasish Sakrar
Title:	Chief Executive Officer

PAYEE: JC Unify Capital (Holdings) Limited

By:	/s/ Naphat Sirimongkolkasem
Name:	Naphat Sirimongkolkasem
Title:	Authorised signatory

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